UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2006

RAIT Investment Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o RAIT Partnership, L.P., 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 861-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At a meeting of the compensation committee of the board of trustees (the "Board") of RAIT Investment Trust ("RAIT") held on January 24, 2006, the compensation committee adopted the following forms of agreements amending and restating previously adopted forms to evidence certain types of grants to be made pursuant to the RAIT Investment Trust 2005 Equity Compensation Plan:
- Form of Unit Award to Cover Grants to Employees; and
- Form of Unit Award to Cover Grants to Section 16 Officers.
Copies of these forms are attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The forms of unit awards relate to the vesting, redemption with common shares and other terms of unit awards granted pursuant to this plan to RAIT's officers required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934 and RAIT's other employees, as relevant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2006, the board of trustees of RAIT Investment Trust voted to expand the Board from seven to eight Trustees and elected Mr. R. Randle Scarborough to serve as the eighth Trustee. Mr. Scarborough has been the managing member of Scarborough Properties, LLC, a real estate development company, since 1980.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number Exhibit Description
------- -------------------
10.1 Form of Unit Award to Cover Grants to Employees
10.2 Form of Unit Award to Cover Grants to Section 16 Officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Investment Trust

January 27, 2006	By:	/s/ Ellen J. DiStefano

Name: Ellen J. DiStefano
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Unit Award to Cover Grants to Employees
10.2	Form of Unit Award to Cover Grants to Officers